Exhibit 10.(r)

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 9, 2011, by and among Saul Centers, Inc., a Maryland corporation (“Seller”), Saul Holdings Limited Partnership, a Maryland limited partnership (“Saul Holdings”), and B.F. Saul Real Estate Investment Trust, a Maryland real estate investment trust (“Purchaser”).

W I T N E S S E T H

WHEREAS, Seller has entered an agreement to acquire the three shopping center properties known as Cranberry Square in Westminster, Maryland, Kentlands Square in Gaithersburg, Maryland and Severna Park Marketplace in Severna Park, Maryland (the “Property Acquisition”);

WHEREAS, Seller wishes to finance the Property Acquisition, in part, through the sale of shares of its common stock and units of limited partnership interest in Saul Holdings with a aggregate value of $55,800,000;

WHEREAS, Purchaser, a current shareholder of the Seller, wishes to acquire additional shares of Seller’s common stock and units of Saul Holdings; and

WHEREAS, upon the terms and conditions set forth in this Agreement, Seller and Saul Holdings desires to sell to Purchaser, and Purchaser wishes to acquire, shares of Seller’s common stock and units of Saul Holdings with an aggregate value of $55,800,000 at a purchase price to be determined in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows.

ARTICLE I

PURCHASE AND SALE OF THE SHARES AND UNITS

Section 1.1 Purchase and Sale of the Shares and Units. Subject to the terms and conditions of this Agreement, upon satisfaction of the conditions contained in Articles IV and V hereof, at the Closing (as defined below), (i) Seller hereby agrees to sell and transfer to Purchaser, and Purchaser hereby agrees to acquire from Seller, 186,968 shares of Seller’s common stock (the “Shares”) and (ii) Saul Holdings hereby agrees to sell and transfer to the Purchaser, and the Purchaser hereby agrees to acquire from Saul Holdings units of Saul Holdings with an aggregate value of $55,800,000 less the value of the Shares, the actual number of units (the “Units”) to be determined by Section 1.2 below, which, upon transfer to Purchaser, shall be free and clear of all liens, charges, pledges, security interests, restrictions and claims of any kind. Consummation of the acquisition of the Shares and Units (the “Closing”) shall occur contemporaneously with or immediately prior to the consummation of the Property Acquisition, or on such other date and at such other time that is mutually agreeable to Seller, Saul Holdings and Purchaser; provided that, in either case, all of the conditions to Closing have either been satisfied or waived. The Closing shall take place at such location that is mutually agreeable to Seller, Saul Holdings and Purchaser.

Section 1.2 Consideration for the Shares and Units. The purchase price per share and unit for the Shares and Units will be the average of the closing prices of Seller’s common stock listed on the New York Stock Exchange for the five trading days ending with the trading day immediately preceding the date of closing of the Property Acquisition (the “Purchase Price”). The actual number of Units to be sold pursuant to this agreement shall be (i) $55,800,000 less the product of the Purchase Price and 186,968 divided by (ii) the Purchase Price, rounded down to the next whole number. The Purchase Price for all Shares and Units purchased shall be paid by wire transfer in immediately available funds to the bank account designated by Seller no later than immediately prior to the Closing.

ARTICLE II

REPRESENTATIONS OF SELLER AND SAUL HOLDINGS

As of the date of this Agreement and as of the Closing, Seller and Saul Holdings, jointly and not severally, hereby represents, warrants and agrees as follows.

Section 2.1 Due Authorization. The Shares and Units, when issued and paid for in accordance with the terms of this Agreement, will constitute duly authorized, validly issued, fully paid and non-assessable shares of Seller’s common stock and units of limited partnership interest of Saul Holdings, respectively.

Section 2.2 Title to the Shares and Units; Encumbrances. Each of Seller and Saul Holdings has good, valid and marketable title to the Shares and Units, respectively, free and clear of any encumbrance, lien, charge or other restriction of any kind or character.

Section 2.3 Power and Authority. Each of Seller and Saul Holdings has the power and capacity to execute and deliver this Agreement, to consummate the sale of the Shares and Units, respectively, and to perform its other obligations hereunder. This Agreement has been duly executed and delivered by Seller and Saul Holdings and is a valid and binding obligation of Seller and Saul Holdings enforceable against Seller and Saul Holdings in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

Section 2.4 Restrictive Documents. Neither Seller nor Saul Holdings is subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character which would prevent the Closing or compliance with the terms, conditions and provisions of this Agreement.

Section 2.5 Exempt Securities. Assuming the accuracy of the Purchaser’s representations and warranties in Article IV, the offer, issuance, sale and delivery of the Shares and Units are exempt from the registration provisions of the Securities Act of 1933, as amended (the “Act”).

ARTICLE III

REPRESENTATIONS OF PURCHASER

As of the date of this Agreement and as of the Closing, Purchaser hereby represents, warrants and agrees as follows.

Section 3.1 Organization. Purchaser is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland.

Section 3.2 Corporate Power and Authority. Purchaser has the corporate power and authority to execute and deliver this Agreement, to consummate the acquisition of the Shares and Units, and to perform its other obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser have been duly authorized. No other corporate action on the part of Purchaser or its shareholders is necessary to authorize the execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

Section 3.3 Restrictive Documents. Purchaser is not subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character which would prevent the Closing or compliance with the terms, conditions and provisions of this Agreement.

Section 3.4 Purchase Entirely for Own Account. The Purchaser acknowledges that this Agreement is made by the Seller and Saul Holdings in reliance upon the Purchaser’s representation to the Seller and Saul Holdings that the Shares and Units, will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares and Units.

Section 3.5 Disclosure of Information. The Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares and Units. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Seller and Saul Holdings regarding the terms and conditions of the Shares and Units.

Section 3.6 Investment Experience. The Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares and Units. The Purchaser represents that it has not been organized solely for the purpose of acquiring the Shares and Units. The Purchaser has had the opportunity to consult with its legal and tax advisors in connection with such Purchaser’s investment in the Shares and Units.

Section 3.7 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (“SEC”), as presently in effect.

Section 3.8 Restricted Securities. The Purchaser understands that the Shares and Units are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Seller and Saul Holdings, respectively, in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. The Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

Section 3.9 Exchange Rights. The Purchaser acknowledges that the Units will be exchangeable, at its option, into shares of the Seller’s common stock , but that such right may not be exercised until such exchange right is approved by the shareholders of the Seller.

Section 3.10 Legends. In addition to the legend required under Section 4.M. of the Seller’s articles of incorporation, as amended, it is understood that the Shares and Units may bear the following legends in addition to any legends required by the laws of any State in which such Shares and Units are issued:

“These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that registration is not required under such Act.”

ARTICLE IV

CONDITIONS TO PURCHASER’S OBLIGATIONS

Purchaser’s obligation to consummate the acquisition of the Shares and Units is conditioned upon satisfaction, at or prior to the Closing, of the following conditions.

Section 4.1 Truth of Seller’s and Saul Holdings’ Representations and Warranties. The representations and warranties of each of Seller and Saul Holdings contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing.

Section 4.2 Consummation of the Property Acquisition. The Property Acquisition shall be consummated immediately prior to or contemporaneously with the Closing.

Section 4.3 NYSE Listing. The Company shall have completed all required filings with the New York Stock Exchange and other necessary actions in order to cause the Shares to be listed and admitted and authorized for trading on the New York Stock Exchange, subject only to notice of issuance.

Section 4.4 Saul Holdings Partnership Agreement Amendment. The limited partnership agreement of Saul Holdings shall have been amended to provide for the issuance of the Units.

Section 4.5 Deliveries. Seller and Saul Holdings shall have delivered to Purchaser stock and unit certificates evidencing the Shares and Units, respectively, or in the alternative, shall have delivered the Shares and Units electronically though the facilities of the Depositary Trust Company or the Seller’s transfer agent’s systems .

ARTICLE V

CONDITIONS TO SELLER’S AND SAUL HOLDINGS’ OBLIGATIONS

The assignment and transfer of the Shares by Seller and the Units by Saul Holdings is conditioned upon satisfaction, at or prior to the Closing, of the following condition.

Section 5.1 Truth of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing.

ARTICLE VI

COVENANTS

Section 6.1 Use of Proceeds. Each of Seller and Saul Holding hereby covenants and agrees to use the proceeds from the sale of the Shares and Units, respectively, contemplated hereby to finance the Property Acquisition.

Section 6.2 Further Assurances. Each of Seller and Saul Holdings hereby covenants and agrees that at any time and from time to time at and after the Closing, at the request and expense of Purchaser, Seller and Saul Holdings shall execute and deliver or cause to be executed and delivered all such assignments, consents, approvals, authorizations and other documents or instruments, and take or cause to be taken all such other actions, as Purchaser reasonably deems necessary or desirable in order to (i) put Purchaser in operating control of the Shares and Units, (ii) fully vest in Purchaser title to the Shares and Units, or (iii) otherwise carry out the terms of this Agreement.

Section 6.3 Registration Rights. Seller hereby covenants and agrees that at any time and from time to time at and after the Closing, at the request of Purchaser, Seller shall promptly take or cause to be taken all actions necessary to register any or all of the Shares for sale under the Act, including, but not limited to, (i) preparing and filing with the SEC a registration statement, or an appropriate post-effective amendment or supplement to an existing registration statement, with respect to such Shares, (ii) using best efforts to cause such registration statement, post-effective amendment or supplement to become effective as soon as reasonably practicable, (iii) ensuring that any such registration statement, post-effective amendment or supplement complies with the Act, the Securities Exchange Act of 1934, as amended, and any other applicable securities or blue sky laws, and (iv) preparing and filing with the SEC such amendments and supplements to keep such registration statement and prospectus used in connection therewith effective for a period of not less than one-hundred and twenty (120) days. Seller hereby covenants and agrees that Seller will enter into such customary agreements and take all such other customary actions as Purchaser requests in order to facilitate the disposition of such Shares contemplated by this Section 6.3. All costs incurred in connection with the registration of the Shares pursuant to this Section 6.3 shall be borne by the Purchaser. The Seller’s rights pursuant to this Section 6.3 shall also apply with respect to any Units issued hereunder at such time as such Units become exchangeable into shares of the Seller’s common stock following shareholder approval of same.

Section 6.4 Shareholder Approval of Unit Exchange Rights. At the Purchaser’s option, no later than the date of the next regularly scheduled annual meeting of the Seller’s shareholders, the Seller’s Board shall approve, recommend that the Seller’s shareholders approve, and solicit to the Seller’s shareholders for approval, a proposal to permit the exercise of exchange rights of the Units described in Section 3.4 hereto.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Survival. The representations and warranties made in this Agreement by the parties hereto shall expire and be terminated immediately following the Closing. Thereafter, neither Seller, Saul Holdings nor Purchaser, nor any officer, partner, agent or representative of Purchaser shall have any liability whatsoever with respect to any such representation or warranty. The covenants and agreement of the parties contained herein shall survive the Closing to the extent they relate to an agreement or obligation to be performed after the Closing.

Section 7.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced. This Agreement supersedes all prior understandings, negotiations and agreements relating to the transactions contemplated hereby.

Section 7.3 Severability. If any provision of this Agreement shall be determined to be void and of no effect, the provisions of this Agreement shall be deemed to be amended to delete or modify, as necessary, the offending provision, and this Agreement as so amended or modified shall not be rendered unenforceable or impaired, but shall remain in force to the fullest extent possible in keeping with the intention of the parties hereto.

Section 7.4 Applicable Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland, applicable in the case of agreements made and to be performed entirely within the State, without regard to the State’s conflict of laws rules.

Section 7.5 Assignability. No party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that the Purchaser may sell, transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to purchase all or a portion of the Shares or Units, but no such sale, transfer or assignment shall relieve the Purchaser of its obligations hereunder.

Section 7.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

SAUL CENTERS, INC.

By:		/s/ Scott Schneider
Name: Scott Schneider
Title: Senior Vice President

SAUL HOLDINGS LIMITED PARTNERSHIP

By:		Saul Centers, Inc., its sole general partner

	By:	/s/ Scott Schneider
Name: Scott Schneider
Title: Senior Vice President

B.F. SAUL REAL ESTATE INVESTMENT TRUST

By:		/s/ Patrick Connors
Name: Patrick T. Connors
Title: Vice President

Purchase Agreement – Signature Page